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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12
Willis Lease Finance Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILLIS LEASE FINANCE CORPORATION

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2004

To our Stockholders:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION ("Willis Lease Finance" or the "Company"), which will be held at Willis Lease Finance's executive offices, 2320 Marinship Way, Suite 300, Sausalito, California at 2:00 p.m. local time on May 26, 2004, for the following purposes:

1.
To elect one Class III Director to serve until the 2007 Annual Meeting of Stockholders;

2.
To consider a proposal to amend and restate the Company's Employee Stock Purchase Plan (the "ESPP") to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP from 75,000 to 175,000 shares; and

3.
To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These matters are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 31, 2004 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

        A quorum comprising the holders of the majority of the outstanding shares of common stock of Willis Lease Finance on the record date must be present or represented for the transaction of business at the 2004 Annual Meeting of Stockholders. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, to ensure that your shares will be voted at the 2004 Annual Meeting of Stockholders. You may revoke your proxy at any time prior to the time it is voted.

        The Proxy material is being delivered to you on or about May 1, 2004. Please read the proxy material carefully. Your vote is important and Willis Lease Finance appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,
Charles F. Willis, IV Chairman of the Board

May 1, 2004

WILLIS LEASE FINANCE CORPORATION
PROXY STATEMENT
TABLE OF CONTENTS

i

Stockholders should read the entire proxy
statement carefully prior to returning their proxies

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS
OF
WILLIS LEASE FINANCE CORPORATION
To Be Held on May 26, 2004

SOLICITATION AND VOTING OF PROXIES

General

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the Board) of WILLIS LEASE FINANCE CORPORATION ("Willis Lease Finance" or the "Company") of proxies to be voted at the 2004 Annual Meeting of Stockholders, which will be held at 2:00 p.m. local time on May 26, 2004 at Willis Lease Finance's executive offices, located at 2320 Marinship Way, Suite 300, Sausalito, California 94965, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2004 Annual Meeting of Stockholders.

        This Proxy Statement is being mailed to stockholders on or about May 1, 2004. Willis Lease Finance's 2003 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2003 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Voting

        The close of business on March 31, 2004 is the record date for stockholders entitled to notice of and to vote at the 2004 Annual Meeting of Stockholders. As of that date, Willis Lease Finance had 8,887,160 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of Willis Lease Finance's common stock outstanding on the record date are entitled to vote at the 2004 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

        The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting. In the election for director (Proposal 1), the nominee for the Class III Director receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the outstanding voting shares present or represented and entitled to vote at the 2004 Annual Meeting of Stockholders is required for the approval of the amendment to the Company's Employee Stock Purchase Plan (the "ESPP") (Proposal 2).

        Shares of Willis Lease Finance's common stock represented by proxies on the accompanying proxy card, which are properly executed and returned to Willis Lease Finance, will be voted at the 2004 Annual Meeting of Stockholders in accordance with the stockholder's instructions contained therein. If no instructions are marked on the proxy card, the shares represented thereby will be voted (i) for the election of the Board's nominee as Class III Director (Proposal 1) and (ii) for the amendment to the ESPP (Proposal 2).

        If a properly signed proxy or ballot indicates that a stockholder, broker or other nominee abstains from voting or that the shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, although such shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

        Management does not know of any matters to be presented at the 2004 Annual Meeting of Stockholders other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Revocability of Proxies

        Any stockholder giving a proxy in the form accompanying this Proxy Statement has the right to revoke it at any time before it is voted at the meeting. It may be revoked by filing with the Corporate Secretary of Willis Lease Finance an instrument of revocation or by the presentation at or prior to the meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

Solicitation

        This solicitation is made by the Board of Willis Lease Finance. The entire cost of preparing, assembling and mailing the Notice of 2004 Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, and of soliciting proxies, will be paid by Willis Lease Finance. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, electronic mail or special letter by officers and regular Company employees for no additional compensation. The Company has retained American Stock Transfer & Trust and ADP to aid in the solicitation at an estimated cost to the Company of approximately $5,000 plus out-of-pocket expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND THE COMMITTEES OF THE BOARD

Board of Directors

        The Bylaws of Willis Lease Finance provide that the authorized number of Directors of the Company is five. At the present time, the Board consists of five Directors who are divided into three classes: Class I (two Directors), Class II (two Directors) and Class III (one Director). One class is elected each year for a three-year term. Glenn L. Hickerson, Gérard Laviec and William M. LeRoy are independent directors, as defined in the Nasdaq listing standard.

        The business, property and affairs of Willis Lease Finance are managed under the direction of the Board. Directors are kept informed of Willis Lease Finance's business through discussions with the President and Chief Executive Officer and other officers of Willis Lease Finance, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of six meetings during the fiscal year ended December 31, 2003, referred to as the 2003 fiscal year. Each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all Committees of the Board on which he served. One director attended the 2003 annual stockholder's meeting.

Communications with the Board

        Stockholders may communicate with the Board of Directors by sending a letter to Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 2320 Marinship Way, Suite 300, Sausalito, California 94965. The Office of the Corporate Secretary will receive the correspondence and forward it to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Willis Lease Finance or its business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Committees of the Board

        The Board of Directors has an Audit Committee and a Compensation Committee, both comprised solely of independent directors. There is no nominating committee or committee performing the functions of such a committee.

        The Audit Committee oversees Willis Lease Finance's accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee meets with Willis Lease Finance's financial management and its independent auditors to review Willis Lease Finance's financial statements and filings, the audit and matters arising therefrom, and Willis Lease Finance's financial reporting procedures including any significant judgments made in preparation of the financial statements. The Audit Committee currently consists of Directors William M. LeRoy (Chairman), Glenn L. Hickerson and Gérard Laviec. This Committee held six meetings during the 2003 fiscal year. On June 13, 2000, the Audit Committee adopted an Audit Committee Charter that meets the requirements of the Securities and Exchange Commission and National Association of Securities Dealers.

        The Compensation Committee reviews and approves Willis Lease Finance's compensation arrangements for executive officers and administers the 1996 Plan and the Deferred Compensation Plan. The Compensation Committee currently consists of Directors Glenn L. Hickerson (Chairman), William M. LeRoy and Gérard Laviec. This Committee held three meetings during the 2003 fiscal year.

        The Board of Directors has determined that the function of a nominating committee is adequately fulfilled by the independent directors and, therefore, has not established such a committee.

Director Compensation

        Effective July 1, 2003 the cash compensation for the independent members of the Board was increased. Under the new schedule directors are paid an annual retainer of $20,000 plus $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by conference telephone. Independent directors serving on the Committees are paid $500 for each Committee meeting attended either in person or by telephone. Finally, the Chairman of the Audit Committee is paid $7,500; while the chairman of the Compensation Committee receives $5,000. Each independent member of the Board was also reimbursed for all reasonable out-of-pocket expenses incurred to attend Board or Committee meetings. Pursuant to the "Automatic Option Grant Program" under the Willis Lease Finance Corporation 1996 Stock Option/Stock Issuance Plan (the "1996 Plan", each individual who first becomes a non-employee Board member is eligible to receive an option grant for 5,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as an independent Board member, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase a specified number of shares of common stock, provided such individual has served as an independent Board member for at least six months. The number of shares of common stock subject to each annual automatic option grant shall not be more than 10,000 shares per year, and the number of shares will be determined by dividing $20,000 by the Black-Scholes formula value of the option. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of Willis Lease Finance's common stock on the grant date and will have a maximum term of 10 years, measured from the grant date, subject to earlier termination should the optionee cease to serve as a member of the Board.

        Each 5,000-share initial option grant vests in a series of four successive equal annual installments over the optionee's period of continued service as a Board member measured from the option grant date. Each $20,000 value annual option grant vests in one installment on the optionee's completion of one year of Board service measured from the grant date.

        Independent Directors are also eligible to participate in the Director Fee Option Grant Program in effect under the 1996 Plan, pursuant to which they may elect to apply a portion or all of their annual compensation towards the acquisition of special below-market option grants. Options granted to independent Directors under the Director Fee Option Grant Program have a maximum term of 10 years, measured from the grant date, subject to earlier termination should the optionee cease to serve as a member of the Board.

        Pursuant to the Stockholder's Agreement by and among Willis Lease Finance, Charles F. Willis, IV, CFW Partners, L.P., Austin Chandler Willis 1995 Irrevocable Trust, and FlightTechnics, LLC dated as of November 7, 2000, Mr. Hans Jörg Hunziker and Mr. Hunziker's successor, Mr. William Coon (or any successor to Mr. Coon nominated by FlightTechnics, LLC to the Board) is not considered an independent director of Willis Lease Finance. Accordingly, Mr. Hunziker did not and Mr. Coon does not participate in the above-described compensation arrangements for independent members of the Board.

        On March 31, 2003, Directors LeRoy, Hickerson and Laviec, in connection with their elections to apply $5,625, $5,625 and $1,281 respectively of their compensation for the first quarter of the 2003 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, were granted options for 1,488, 1,488 and 338 shares of common stock under that program, respectively. These options have an exercise price of $1.89 per share, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $5,625, $5,625 and $1,281 of their cash retainer fees which Directors LeRoy and Laviec, respectively, elected to apply to their grants. These options became fully exercisable on March 31, 2003.

        On June 30, 2003, Directors LeRoy, Hickerson and Laviec, in connection with their elections to apply $5,625, $5,625 and $1,406, respectively of their compensation for the second quarter of the 2003 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, were granted options for 1,820, 1,820 and 455 shares of common stock under that program, respectively. These options have an exercise price of $1.54 per share, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $5,625, $5,625 and $1,406 of their cash retainer fees which Directors LeRoy, Hickerson and Laviec, respectively, elected to apply to their grants. These options became fully exercisable on June 30, 2003.

        On September 30, 2003, Directors LeRoy, Hickerson and Laviec, in connection with their election to apply $11,875, $11,250 and $2,250, respectively of their compensation for the third quarter of the 2003 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, were granted options of 3,244, 3,073 and 614 shares of common stock under that program, respectively. These options have an exercise price of $1.83 per share, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $11,875, $11,250 and

$2,250, respectively, of the quarterly cash retainer fees which Directors LeRoy, Hickerson and Laviec, respectively, elected to apply to their grants. These options became fully exercisable on September 30, 2003.

        On December 31, 2003, Directors LeRoy, Hickerson and Laviec, in connection with their election to apply $8,375, $7,750 and $1,375, respectively of their compensation for the fourth quarter of the 2003 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, were granted options for 1,709, 1,581 and 280 shares of common stock under that program, respectively. These options have an exercise price of $2.45 per share, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $8,375, $7,750 and $1,375, respectively, of their quarterly cash retainer fees which Directors LeRoy, Hickerson and Laviec, respectively, elected to apply to their grants. These options became fully exercisable on December 31, 2003.

Biographical Information

	Director Since	Age*
Class III Director Whose Term Expires at the 2004 Annual Meeting:
Charles F. Willis, IV	1985	55
Class I Directors Whose Terms Expire at the 2005 Annual Meeting:
William M. LeRoy	1996	61
W. William Coon Jr.	2003	64
Class II Directors Whose Terms Expire at the 2006 Annual Meeting:
Glenn L. Hickerson	2001	66
Gérard Laviec	2002	64

        * Age listed as of March 31, 2004.

Principal Occupations of Nominees and Continuing Directors

        Charles F. Willis, IV is the founder of Willis Lease Finance, has served as Chief Executive Officer, President and a Director since its incorporation in 1985, and has served as Chairman of the Board of Directors since 1996. Mr. Willis has 35 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as president of Willis Lease Finance's predecessor, Charles F. Willis Company, which purchased, financed and/or sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the departments of flight operations, sales and marketing.

        Glenn L. Hickerson joined the Board of Directors of Willis Lease Finance in July 2001. Since November 1997, Mr. Hickerson has been President of Hickerson Associates, a California corporation providing marketing and management services to GATX, IBM, Bank One, and other clients. Mr. Hickerson joined GATX Air Group, specializing in commercial aircraft leasing, finance and portfolio management, as an Executive Vice President in 1990 and was made President of the Air Group in 1995. Following his retirement from active service with GATX Air Group, he was named Chairman of the GATX Air Advisory Board in November 1997, a position he still holds. Prior to joining GATX Air Group he was President of GPA Asia Pacific. From 1983 to 1989, Mr. Hickerson was Vice President Commercial Marketing and Sales, Douglas Aircraft Company. At Lockheed California Company from 1976 to 1983, he was Vice President Marketing and Sales International and earlier

Director Marketing and Sales—The Americas. From 1972 to 1976, Mr. Hickerson was a Vice President at Marriott Corporation responsible for Marriott's travel and cruise ship interests. From 1967 to 1972, Mr. Hickerson was at Universal Airlines as President from 1970 to 1972 and earlier as Vice President and Treasurer. From 1962 to 1967 he was at Douglas Aircraft Company starting as a Credit Analyst later becoming Secretary Treasurer of the Douglas Finance Corporation. Mr. Hickerson is also President and a Director of Quality Aerospace, a GATX subsidiary involved in aircraft parts manufacture. Mr. Hickerson received a B.S. from Claremont McKenna College and an M.B.A. from New York University's Graduate School of Business (now Stern School).

        Gérard Laviec joined the Board of Directors of Willis Lease Finance in February 2002. In 2001, Mr. Laviec retired from his position as President and Chief Executive Officer of CFM International, a partnership between General Electric Company and SNECMA and a supplier of engines for commercial jets. Mr. Laviec joined CFM International in 1976 in its incipient phase. From 1983 to 1995, he served as general manager in product support engineering, business operations, sales and marketing, and was named President and Chief Executive Officer of CFM International in 1995. Mr. Laviec has also served as the Chairman of the Board of Shannon Engine Support in Ireland, a wholly-owned CFM International subsidiary since 1995. He resigned from his position at SES in February 2002. Mr. Laviec is a graduate of INSA Lyon, France with a degree in Mechanical Engineering. He served in the French Air Force as a Flight Officer in Search and Rescue teams prior to joining SNECMA, and is a Knight for the French National Order of Merit.

        William M. LeRoy has served as a Director of Willis Lease Finance since 1996. In 1993, Mr. LeRoy established the LeRoy Accountancy Corporation, an audit firm specializing in the audits of employee benefit plans and in July, 1998 merged this firm into BDO Seidman, LLP where Mr. LeRoy is now a partner. From 1965 to 1993, Mr. LeRoy served in various positions at Ernst & Young LLP, an independent accounting firm, in the Chicago, San Jose and San Francisco offices, including an assignment as audit partner responsible for the financial institution and leasing company practice in northern California. Mr. LeRoy received an M.B.A. from Golden Gate University and a B.S. in Accounting from Northern Illinois University.

        W. William Coon, Jr. currently serves as President, CEO and Director of T Group America, as well as Director of several of its subsidiaries. Previously, he spent 34 years at GE Aircraft Engines (GEAE), a division of General Electric Company (NYSE:GE), where he served in numerous management positions. Prior to retiring from GEAE in 2000, Mr. Coon was General Manager for Small Commercial Aircraft Services. From 1984 to 1998 he served as Director of Product Support, where he was responsible for supplying global services to the company's regional airline customers. Mr. Coon holds a Bachelor of Science degree in Aeronautical Engineering from the University of Michigan and a Masters in Business Administration from Xavier University.

PROPOSAL 1
ELECTION OF CLASS III DIRECTOR

        The Board is divided into three classes, each class having a three-year term that expires in successive years. At the 2004 Annual Meeting of Stockholders, ONE Director will be elected in Class III, to serve a three-year term expiring at the 2007 Annual Meeting of Stockholders or until succeeded by another qualified director who has been duly elected.

        The nominee for Director in Class III is Charles F. Willis, IV.

        The proxy holders intend to vote all proxies received by them for the foregoing nominee, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the 2004 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

        WILLIS LEASE FINANCE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE AS CLASS III DIRECTOR.

PROPOSAL 2
AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

        The Company's stockholders are being asked to approve an amendment and restatement to the ESPP that will increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP from 75,000 to 175,000.

        The ESPP is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of the Company's common stock. The ESPP was initially adopted by the Company's Board of Directors on June 20, 1996 and subsequently approved by the Company's shareholders. It was amended and restated as of August 1, 1998.

        Of the 75,000 shares currently authorized under the ESPP 69,331 shares have been issued. If approved, the proposed authorized share increase will assure that a sufficient reserve of common stock is available under the ESPP to attract and retain the services of key individuals essential to the Company's long-term growth and success.

        The amendment and restatement to the ESPP was adopted by the Board as of April 15, 2004. The following is a summary of the principal features of the ESPP, as most recently amended. However, the summary does not purport to be a complete description of all the provisions of the ESPP. A copy of the actual plan document is attached to this Proxy Statement as Exhibit A.

Administration

        The Administration of the ESPP is overseen by the Compensation Committee of the Board of Directors. The committee has full power to interpret the ESPP and, subject to the express terms of the ESPP, to establish the terms of offerings under the ESPP. The decisions of the committee are final and binding on all participants.

Eligibility

        All Employees of the Company (including officers and directors), who work more than twenty hours per week and more than five months in any calendar year (unless otherwise required by local law), and who commenced employment with the Company on or before the first day of the applicable Offering Period (as defined below), will be eligible to participate in the ESPP. However, and employee will not be eligible to participate if, as a result of participating, that employee would hold five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary. Further, no employee's right to purchase common stock under the ESPP may accrue at a rate which exceeds $25,000 per year of the fair market value of stock, or $6,250 for each Offering Period of the fair market value of stock. Approximately 42 employees currently would be eligible to participate in the ESPP.

Offerings Under the ESPP

        Eligible employees of the Company may elect to participate in the ESPP by giving notice to the Company and instructing the Company to withhold a specified percentage of the employee's salary during successive month periods. Generally, the periods run for up to twenty four months and each period is referred to as an "Offering Period." Each Offering Period is broken down into four Purchase Intervals of six months running from August 1 to February 1, and February 1 to July 1. An eligible employee may authorize a salary deduction of any whole percentage, up to ten percent, of his base, straight-time, gross earnings. An employee's salary deductions may be reduced to zero, without his or her consent, at any time during an Offering Period, to comply with the limitations contained in the ESPP or under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Purchase Price and Shares Purchased

        On the last business day of a Purchase Interval, the withheld salary will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on either the first day or the last day of the Offering Period, whichever price is less (the "Purchase Price"). For this purpose, fair market value is the closing sales price reported on the NASDAQ or, in the absence of reported sales on the relevant date, the closing sales price on the immediately preceding date on which sales were reported. If, on the last day of a Purchase Interval, the number of shares of common stock to be purchased by all participants exceeds the number of shares available for purchase during the Purchase Interval, the Company will make a pro rata allocation of the shares remaining available for purchase.

Withdrawal/Termination of Participation

        Shares will be purchased automatically on the last day of the Purchase Interval for a participating employee who remains an eligible participant. Participation ends automatically upon an employee's termination of employment with the Company for any reason, including retirement or death. During any Purchase Interval, an employee may withdraw from participation in the ESPP at any time prior to five business days before the end of any Purchase Interval, or may during the Offering Period decrease the rate of salary deductions. Upon a participant's termination or withdrawal from the ESPP, all accumulated payroll deductions for the participant made prior to termination, are returned, without interest, and no shares are purchased for that employee's account.

Shares Subject to the ESPP

        The maximum number of shares of common stock which may be purchased by employees under the ESPP, if approved, will be 175,000 shares (of which 69,331 have already been issued pursuant to the ESPP), subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company's treasury, or shares reacquired by the Company upon purchase in the open market.

Amendment and Termination of the ESPP

        The ESPP may be amended or terminated by the Board of Directors in any respect, except that no amendment shall be effective without stockholder approval if the amendment would increase the aggregate number of shares of common stock which may be issued under the ESPP, and no termination, modification or amendment of the ESPP may, with respect to the Offering Period in which the termination, modification or amendment occurs, adversely affect the rights of an employee then participating in the ESPP without the employee's consent.

Federal Income Tax Consequences

        The following general summary describes the typical U.S. federal income tax consequences of the ESPP based upon provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Internal Revenue Service, all of which are subject to change (possibly with retroactive effect). This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the ESPP, and does not discuss gift or estate taxes or the income tax laws of any municipality, state, or foreign country.

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. An employee will not recognize income upon electing to participate in the ESPP or upon purchasing shares under the ESPP. If the employee does not dispose of shares for at lease two years from the beginning of the Offering Period in which the shares were purchased, or in the event of his or her death (whenever occurring), the employee will realize ordinary income upon the disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over their Purchase Price; or (ii) the excess of the fair market value of the shares on the first day of the Offering Period over their Purchase Price. Any additional gain will be taxed as long-term capital gain. If the fair market value of the shares at the time of their disposition is below the Purchase Price, the employee will not recognize any ordinary income, and any loss will be a long-term capital loss. The Company will not have a deductible expense as a result of the purchase of stock under the ESPP, unless there is a "disqualifying" disposition, as described in the next paragraph.

        If shares purchased under the ESPP are sold by an employee within two years after the beginning of the Offering Period in which the shares were purchased, then that sale constitutes a "disqualifying" disposition in which the employee will realize (1) ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase (i.e., the last day of the Offering Period) over the Purchase Price, and (2) a capital gain or loss equal to the difference between: (i) the amount received for the shares; and (ii) the sum of the Purchase Price and the amount of ordinary income recognized. If the disqualifying disposition occurs more than one year after the date of purchase, any capital gain or loss will be long-term; otherwise it will be short-term. If an employee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction. To the extent required under the Code and Internal Revenue Service guidance, the Company will withhold income and employment taxes with respect to purchases and dispositions of shares under the ESPP.

        The affirmative vote of a majority of the shares voted in person or by proxy at the 2004 Annual Meeting is required for adoption of Proposal No. 2.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT OF THE ESPP.

EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION

        The executive officers of Willis Lease Finance are as follows:

Name	Age*	Positions and Offices
Charles F. Willis, IV**	54	Chief Executive Officer and President
Donald A. Nunemaker	55	Executive Vice President and Chief Operating Officer
Monica J. Burke	51	Executive Vice President and Chief Financial Officer
Thomas E. MacAleavey	50	Senior Vice President, Sales and Marketing
Thomas C. Nord	63	Senior Vice President, General Counsel and Secretary

*
Age listed as of March 31, 2004.

**
See business experience background under "Principal Occupation of Nominees and Continuing Directors."

        Donald A. Nunemaker has been with Willis Lease Finance since July 1997 and currently serves as Willis Lease Finance's Executive Vice President and Chief Operating Officer. Prior to his appointment as COO, he served as Chief Administrative Officer until March 2001. Mr. Nunemaker also served on the Willis Lease Finance Board of Directors from June to November 2000. Mr. Nunemaker is responsible for managing the day-to-day operation of Willis Lease Finance and has been extensively involved in the equipment leasing industry since 1973. From 1995 to 1996, Mr. Nunemaker was President and CEO of LeasePartners, Inc., a leasing company based in Burlingame, California, which was acquired in 1996 by Newcourt Credit Group. From 1990 to 1994, Mr. Nunemaker was Executive Vice President of Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Before joining Concord in 1990, Mr. Nunemaker was President and CEO of Banc One Leasing Corporation of New Jersey. Prior to that he spent thirteen years with Chase Manhattan Leasing Company in a variety of senior line and staff positions. Mr. Nunemaker has an M.B.A. degree from Indiana University.

        Monica J. Burke has served as the Company's Executive Vice President and Chief Financial Officer since July 2002. Ms. Burke is responsible for the capital markets, finance, treasury, accounting, risk management, tax compliance, and systems functions of the Company. She was previously the CFO of two publicly-traded companies for a total of thirteen years, and from 1999 until 2002 she was the COO of Rosewood Stone Group, a private venture capital firm in Mill Valley, California. From 1988 to 1999, Ms. Burke was CFO of Valley Forge Corporation, a publicly traded conglomerate headquartered in San Rafael, California that manufactured products for the electronics, industrial and marine industries. From 1984 to 1986, Ms. Burke was the CFO for Western Micro Technology Corporation, a publicly-traded distributor of electronic components and systems located in Cupertino, California. Ms. Burke was with Price Waterhouse and Coopers and Lybrand from 1976 to 1984, initially as an auditor and ending as a tax manager. She graduated with honors in Business Administration from the University of Oregon.

        Thomas E. MacAleavey joined Willis Lease Finance Corporation in 1998 as Vice President of Marketing. Effective as of February 20, 2002, Mr. MacAleavey was designated Senior Vice President, Sales and Marketing. From 1996 to 1998, Mr. MacAleavey was Managing Director of MacAleavey Aviation Inc., advising airlines and financial institutions on the acquisition and sale of aviation related portfolios. From 1990 to 1996, he was Vice President, Aircraft Marketing at Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Prior to 1990, he held director of marketing positions at Guinness Peat Aviation, GATX Leasing, and Intercredit Corporation. From 1975 to 1977, Mr. MacAleavey was with the Ministry of Commerce in Ireland as part of the Foreign Trade Delegation working in South

America and Eastern Europe. He started his career at The Economist Intelligence Unit in London. He is a graduate in Economics of Trinity College, Dublin.

        Thomas C. Nord has served as the Company's Senior Vice President and General Counsel since July 2003. Mr. Nord is responsible for managing the Company's legal affairs. From May 1977 to March 2003, he was an attorney with GATX Financial Corporation, San Francisco, California, a specialized finance and leasing company ("GATX"). During most of his career at GATX, from January 1981 until March 2003, he was Managing Director, General Counsel and Secretary of GATX. From February 1974 until May 1997, Mr. Nord was Counsel to Irving Trust Company, New York, New York. From June 1969 to February 1974 Mr. Nord was associated with the New York City law firm of Seward & Kissel. Mr. Nord holds a JD degree from the University of North Carolina.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of Willis Lease Finance's common stock as of March 31, 2004 by: (i) each person who is known to Willis Lease Finance to own beneficially more than five percent of the outstanding shares of Willis Lease Finance's common stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or director is c/o Willis Lease Finance Corporation, 2320 Marinship Way, Suite 300, Sausalito, CA 94965.

	Common stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	3,460,085	(2)	37.33%
Donald A. Nunemaker	314,397	(3)	3.42%
Thomas E. MacAleavey	52,500	(4)	*
Monica Burke(5)	9,250		*
Thomas C. Nord	—		*
W. William Coon Jr.(6)	—		*
Hans Jörg Hunziker(6)	—		*
William M. LeRoy	63,071	(7)	*
Gérard Laviec	25,369	(8)	*
Glenn L. Hickerson	43,451	(9)	*
All Directors and Executive Officers as a group (9 persons)	3,968,123		40.66%
FlightTechnics, LLC(10)	1,300,000		14.63%
Endicott Group(11)	644,480		7.25%
Wells Fargo & Company(12)	1,305,650		14.69%
Dimensional Fund Advisors Inc.(13)	491,200		5.53%

*
Less than one percent of the outstanding common stock of Willis Lease Finance.

(1)
Except as indicated in the footnotes to this table, the stockholders named in the table are known to Willis Lease Finance to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 31, 2004, including, but not limited to, upon the exercise of an option.

(2)
Includes 2,943,822 shares held by CFW Partners, L.P., a California limited partnership, of which Charles F. Willis, IV, holds a one percent (1%) interest as the sole general partner and of which he holds an eighty percent (80%) interest as a limited partner. A trust for the benefit of Mr. Willis' son holds the remaining nineteen percent (19%) interest as a limited partner. 7,835 shares are held under the Austin Chandler Willis Irrevocable Trust; 7,850 shares are held in the name of Austin Chandler Willis; 7,625 shares are held by Nancy Willis who has sole voting power on those shares; 5,275 shares are held in a joint tenancy account with a family member of Mr. Willis who does not live in the same household; and Mr. Willis is the custodian of 13,250 shares held under an account in the name of Charles F. Willis, V. 474,428 shares are held by Mr. Willis in his individual capacity, which includes 382,028 options to purchase shares at a weighted average exercise price of $7.34. Approximately ninety percent (90%) of these shares are subject to certain voting and transfer restrictions pursuant to the Stockholder's Agreement by and among Willis Lease Finance, Charles F. Willis, IV, CFW Partners, L.P., Austin Chandler Willis 1995 Irrevocable Trust, and FlightTechnics, LLC dated as of November 7, 2000.

(3)
Includes 309,326 options to purchase shares at a weighted average exercise price of $8.67.

(4)
Includes 52,500 options to purchase shares at a weighted average exercise price of $5.04.

(5)
Includes 8,750 options to purchase shares at a weighted average exercise price of $4.88.

(6)
FlightTechnics, LLC, with which Mr. Coon is affiliated and until July 2003, Mr. Hunziker, beneficially owns 1,300,000 shares of common stock (see footnote 10 below). Mr. Coon and previously Mr. Hunziker disclaim all beneficial ownership of the FlightTechnics shares.

(7)
Comprised of 63,071 options to purchase shares at a weighted average exercise price of $4.56.

(8)
Comprised of 25,369 options to purchase shares at a weighted average exercise price of $4.26.

(9)
Includes 31,451 options to purchase shares with an exercise price of $4.81 per share.

(10)
Based on Schedule 13D filed by FlightTechnics, LLC with the Securities and Exchange Commission on December 11, 2000. FlightTechnics, LLC's mailing address is 520 West Palmdale Blvd., Suite C-1, Palmdale, CA 93551. All of these shares are subject to certain voting and transfer restrictions pursuant to the Stockholder's Agreement by and among Willis Lease Finance, Charles F. Willis, IV, CFW Partners, L.P., Austin Chandler Willis 1995 Irrevocable Trust, and FlightTechnics, LLC dated as of November 7, 2000.

(11)
Based on Schedule 13f-HR filed by Endicott Group with the Securities and Exchange Commission on February 15, 2004. Endicott Group's mailing address is 237 Park Avenue, Suite 801, New York, NY 10017.

(12)
Based on Schedule 13G/A filed by Wells Fargo & Company with the Securities and Exchange Commission on January 9, 2004. Wells Fargo & Company's mailing address is 420 Montgomery Street, San Francisco, CA 94104.

(13)
Based on Schedule 13G/A filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 3, 2003. Dimensional Fund Advisors Inc.'s mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Willis Lease Finance's Directors and executive officers, and persons who own more than ten percent of a registered class of Willis Lease Finance's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Willis Lease Finance. Directors, executive officers and holders of more than ten percent of Willis Lease Finance's common stock are required by Securities and Exchange Commission regulation to furnish Willis Lease Finance with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to Willis Lease Finance and written representations from its officers and Directors, Willis Lease Finance believes that during the fiscal year ended December 31, 2003, its Directors, executive officers and holders of more than ten percent of Willis Lease Finance's common stock complied with all applicable Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        At the end of the 2003 fiscal year, the Compensation Committee of the Board was composed of three independent Directors: Glenn L. Hickerson (Chairman), William M. LeRoy and Gérard Laviec.

        The Compensation Committee administers Willis Lease Finance's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of Willis Lease Finance's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Compensation Committee has exclusive responsibility for administering the 1996 Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees.

        For the 2002 fiscal year, the Compensation Committee chose to freeze the salaries of executive officers at 2001 levels, based upon general industry conditions. This freeze continued in 2003. In previous years, the Compensation Committee made its decisions primarily on the basis of its understanding of the compensation practices of similarly sized companies serving similar industry segments, referred to as Peer Companies, and fixed the compensation package of each executive officer at a level which was competitive with those practices. The positions of Willis Lease Finance's President and CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary and total cash compensation. Willis Lease Finance's intent is to position its executive compensation levels around the 75th percentile at Peer Companies. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared. The Compensation Committee also considers geographic location and companies that may compete with Willis Lease Finance in recruiting executive talent.

        While the Compensation Committee decided in 2003 to freeze the salaries of executive officers at 2001 levels, the following is a summary of policies that the Compensation Committee applied in the 2001 fiscal year in setting the compensation levels for Willis Lease Finance's executive officers.

        General Compensation Policy.    The objectives of Willis Lease Finance's executive compensation program are to motivate and retain current executives and to attract future ones. Willis Lease Finance's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine Willis Lease Finance's position in the aviation services and leasing markets and be competitive in that labor market.

        Factors.    The principal factors that are considered by the Compensation Committee in establishing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future fiscal years.

        Base Salary.    The base salary for each executive officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with Willis Lease Finance's Peer Companies, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual. Base salaries are reviewed on an annual basis, and adjustments are made in accordance with the factors indicated above.

        Incentive Compensation.    The Compensation Committee has established an incentive compensation program pursuant to which each executive officer is eligible to earn a bonus on the basis of the achievement of certain Company and individual goals. The bonuses earned by each of the executive officers are set forth in the Summary Compensation Table which appears later in this Proxy Statement.

        Long-Term Incentive Compensation.    Long-term incentives are provided through stock option grants. The grants are designed to align the interests of the executive officers with those of the stockholders, and to provide executive officers with a significant incentive to manage Willis Lease Finance from the perspective of an owner with an equity stake in the business. The stock option plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. It is the Committee's practice to grant options to purchase shares at the market price of the underlying shares of common stock on the date of grant with a term of up to ten years. All of the options granted to Willis Lease Finance's executive officers during the 2003 fiscal year will vest in four equal annual installments. Accordingly, the options will provide a return to the executive officer only if he remains in Willis Lease Finance's employ and the market price of the underlying shares of common stock appreciates.

        The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with Willis Lease

Finance, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of Willis Lease Finance's executive officers.

        Deferred Compensation.    Willis Lease Finance maintains the Deferred Compensation Plan for its executives, which permits participating executives to defer payment of up to 80% of their base salary and/or part or all of their bonus. Through the Deferred Compensation Plan, the Willis Lease Finance Corporation Deferred Compensation Plan Trust invests all deferred amounts in investment funds and horizon portfolios (compatible with the investment options under Section 401(k) of the Internal Revenue Code of 1986, as amended) pursuant to the election of each participant. The Compensation Committee determines the participant's "Annual Company Matching Amount" for any plan year to be added to the amount the participant elects to contribute from his/her salary and/or bonus. Such amounts are vested in accordance with a vesting schedule set forth in the Deferred Compensation Plan. In 2003 fiscal year Willis Lease Finance did not contribute any "Annual Company Matching Amount."

        Mr. Willis was the only executive who elected to participate in the Deferred Compensation Plan. His total accumulated deferral is $174,145 and during 2003 fiscal year, the investments from Mr. Willis' previously deferred salary resulted in ordinary dividends in the amount of $3,312.

        CEO Compensation.    The compensation payable to Mr. Willis, Willis Lease Finance's Chief Executive Officer during the 2003 fiscal year, was determined by the Compensation Committee. In 2002, the Compensation Committee chose to freeze Mr. Willis' annual salary at the 2001 level of $500,000. This freeze continued in 2003. In previous years, his base salary was set at a level which the Compensation Committee felt would be competitive with the base salary levels in effect for CEOs at similarly-sized companies within the industry. For the 2003 fiscal year, Mr. Willis received a bonuses of $577,745. The bonuses were based, in part, on company performance relative to performance targets and, in part, in the discretion of the Compensation Committee.

        Compliance with Internal Revenue Code Section 162.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation that is not performance based (within the meaning of Section 162(m)) exceeds $1 million per officer in any year. In 2001 and 2002, the compensation paid to Willis Lease Finance's executive officers did not exceed the $1 million limit per officer. However, for the 2003 fiscal year, the compensation paid to the CEO exceeded the $1 million limit by a modest amount. In the coming years, in order to permit the future deductibility of cash bonus awards for certain executive officers, Willis Lease Finance may adopt an executive incentive plan, subject to approval by stockholders, that will qualify as performance based compensation for purposes of Section 162(m). The 1996 Plan, however, is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1996 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

  Glenn L. Hickerson, Compensation
  Committee Chairman
  Gérard Laviec
  William M. LeRoy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of the following three independent directors: Glenn L. Hickerson, Chairman, Gérard Laviec, and William M. LeRoy. None of the executive officers of Willis Lease Finance currently serves on the compensation committee of Willis Lease Finance. No executive officer of Willis Lease Finance is, or was during 2003, serving as a director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a director of or on the compensation committee of Willis Lease Finance.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Willis Lease Finance's accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee currently consists of the following three independent directors: William M. LeRoy, Chairman, Glenn L. Hickerson and Gérard Laviec. The Board has designated Mr. LeRoy as "audit committee financial expert" as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Committee operates pursuant to the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit B.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of Willis Lease Finance's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of Willis Lease Finance's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition the Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with the independent auditors their independence from Willis Lease Finance and its management, including the matters in those written disclosures.

        The Committee discussed with Willis Lease Finance and its independent auditors the overall scope and plans for their respective audits. The Committee met with Willis Lease Finance's independent auditors, with and without management present, to discuss the results of their audit, their evaluations of Willis Lease Finance's internal controls, and the overall quality of Willis Lease Finance's financial reporting.

        In reliance on the reviews and discussions with management and the independent auditors referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

  William M. LeRoy, Audit Committee Chairman
  Glenn L. Hickerson
  Gérard Laviec

INDEPENDENT PUBLIC ACCOUNTANTS

        The auditors of Willis Lease Finance are KPMG LLP, and they were responsible for the audit of the Willis Lease Finance financial statements as of and for the 2003 fiscal year.

Fees Billed to Willis Lease Finance by KPMG LLP

        For the 2003 and 2002 fiscal years, fees for services provided by KPMG LLP were as follows:

	2003	2002
A. Audit Fees*	$370,440	$312,100
B. Audit Related Fees	$9,500	$4,400
C. Tax Fees	$40,700	$100,140
D. All Other Fees	$—	$—

*
Audit fees billed to Willis Lease Finance by KPMG during the 2003 and 2002 fiscal years include the audit of Willis Lease Finance's annual financial statements and quarterly reviews of financial statements included in its quarterly reports on Form 10-Q.

  Audit related fees for 2003 consist of accounting advice relating to Sarbanes-Oxley Act compliance and for 2002, consist of accounting advice relating to derivatives.

        All fees described as above, were approved by the Audit Committee.

        Tax fees in 2003 and 2002 were comprised of fees for tax compliance, tax advice and tax planning.

        The Audit Committee believes that the provision of non-audit services provided by the auditors that led to the fees described in the "Tax Fees" and "All Other Fees" rows of the above table are compatible with the maintenance of independence by the auditors.

        The Audit Committee requires that any services to be provided by the Company's auditors must be approved in advance by the Audit Committee. If approval is required before the Committee can act, a single member of the Committee can approve an engagement, subject to ratification by the Committee at its next meeting.

Equity Compensation Plan Information

        The following table outlines the Company's Equity Compensation Plan Information as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,912,650	$6.52	804,627
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	1,912,650	$6.52	804,627

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning the compensation earned by: (i) Willis Lease Finance's Chief Executive Officer; and (ii) each of the other three most highly compensated executive officers of Willis Lease Finance serving as such as of the end of the 2003 fiscal year whose total annual salary and bonus exceeds $100,000. Such individuals will be referred to herein as the "Named Executive Officers."

Summary Compensation Table

	Annual Compensation						Long-term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation(1)	Securities Underlying Options
Charles F. Willis, IV Chief Executive Officer	2003 2002 2001	$500,000 500,000 500,000	(2) (2)	$577,745 312,500 250,000		$7,000 6,000 5,250	150,000 81,000 290,000
Donald A. Nunemaker Executive Vice President, COO	2003 2002 2001	$235,000 235,000 235,000		$143,898 124,844 99,875		$7,000 6,000 5,250	50,000 76,650 106,000
Monica J. Burke(3) Executive Vice President, CFO	2003 2002	$225,000 103,990		$81,044 33,797		$7,000 4,136	— 35,000
Thomas E. MacAleavey(4) Senior V.P., Sales & Marketing	2003 2002 2001	$200,000 175,000 175,000		$227,491 170,694 245,982	(4) (4) (4)	—	25,000
Thomas C. Nord(5) Senior V.P., General Counsel, Secretary	2003	$101,904		$36,705		$4,066	30,000

(1)
Unless otherwise noted, the amounts shown are the Company's matching contributions to the Company's 401(k) Plan.

(2)
Includes amounts deferred pursuant to the Deferred Compensation Plan.

(3)
Ms. Burke was hired by the Company in July 2002.

(4)
Amounts shown are sales commissions earned for the years shown.

(5)
Mr. Nord was hired by the Company in July 2003.

Stock Options

        The following table sets forth information concerning the stock options granted by Willis Lease Finance during the 2002 fiscal year to the Named Executive Officers. No stock appreciation rights were granted during the 2002 fiscal year to the Named Executive Officers.

Option Grants in 2003 Fiscal Year

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		Percent of Total Options Granted to Employees in Fiscal Year 2003
	Number of Securities Underlying Options Granted(2)
Name				Exercise or Base Price Per Share(3)		Expiration Date
							5%		10%
Charles F. Willis, IV	22,046 127,954	4.9 28.6	% %	$ $	5.51 5.01	03/03/08 03/03/13	$ $	85,333 890,864	$ $	139,491 1,798,266
Donald A. Nunemaker	50,000	11.2%			$5.01	03/03/13		$348,119		$702,700
Monica J. Burke	—	N/A			N/A	N/A		N/A		N/A
Thomas E. MacAleavey	25,000	5.6%			$5.01	03/03/13		$174,059		$351,350
Thomas C. Nord	30,000	6.7%			$5.07	08/07/13		$207,071		$419,820

(1)
There is no assurance provided to the option holder or any other holder of Willis Lease Finance's securities that the actual stock price appreciation over the option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(2)
Except where otherwise noted, each of the option grants vest in a series of four successive equal annual installments over the optionee's period of continued employment, measured from the option grant date.

(3)
The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

Stock Option Exercise and Holdings

        The following table sets forth certain information concerning the exercise of stock options during the 2003 fiscal year and the value of unexercised stock options at the end of the 2003 fiscal year for the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised in-the-Money Options at Fiscal Year-Ended(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles F. Willis, IV	—	—	382,028	253,000	$469,967	$612,487
Donald A. Nunemaker	—	—	309,326	113,324	$407,705	$261,952
Monica J. Burke	—	—	8,750	26,250	$21,613	$64,838
Thomas E. MacAleavey	—	—	52,500	37,500	$121,088	$79,813
Thomas C. Nord	—	—	—	30,000	$—	$68,400

(1)
Computed based upon the difference between the closing price of the shares on December 31, 2003 ($7.35 per share) and the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS

        Willis Lease Finance presently has the following employment contracts in effect with the Named Executive Officers:

        Charles F. Willis, IV.    Effective November 7, 2000, Mr. Willis signed a two-year employment agreement with Willis Lease Finance. The agreement automatically renews for additional one-year terms, until June 29, 2013, unless either party gives notice of non-renewal six months prior to expiration of the current term. Upon execution of the agreement, Mr. Willis' base salary as Chairman of the Board, President and Chief Executive Officer was $500,000 per year, subject to adjustment by Willis Lease Finance's Compensation Committee. Mr. Willis is entitled to receive bonuses in an annual amount of up to $500,000 or a higher amount determined by the Board of Directors, under the incentive compensation plan in effect from time to time. The bonuses are based upon company performance relative to predetermined performance targets established by the Compensation Committee at the beginning of each year. The agreement also provides for Mr. Willis' participation in Willis Lease Finance's stock option plans on the same terms generally available to Willis Lease Finance's executive officers and in accordance with market practice. Any grant of stock options is subject to the discretion of the Compensation Committee. As of March 31, 2004, Mr. Willis received, over a period of time, options to purchase an aggregate of 661,000 shares of Willis Lease Finance's common stock. Of this amount 25,972 options have expired.

        Under the agreement, Willis Lease Finance may terminate Mr. Willis' employment other than for "cause" (failure or inability to perform obligations under the agreement causing material harm to the business) upon 6 months written notice or payment of an amount equal to 6 months base salary in lieu of notice, in addition to payment of any severance payment pursuant to the agreement.

        Should a change of control in the ownership of Willis Lease Finance occur, the agreement will be automatically extended for a period of 2 years from the date of the change of control event.

        In the event that the severance and other benefits provided to Mr. Willis constitute "parachute payments" subject to federal excise tax, then Mr. Willis' benefits under the change of control provisions of the agreement shall be reduced in accordance with the mechanism set forth in the agreement.

        Willis Lease Finance and Mr. Willis have entered into an indemnification agreement effective as of September 17, 1996.

        Donald A. Nunemaker.    Effective November 21, 2000, Mr. Nunemaker signed a two-year employment agreement with Willis Lease Finance. The agreement automatically renews for additional one-year terms until June 10, 2012, unless either party gives notice of non-renewal six months prior to expiration of the current term. Upon execution of the agreement, Mr. Nunemaker's base salary as an Executive Vice President, Chief Administrative Officer was $235,000 per year, subject to adjustment by Willis Lease Finance's Compensation Committee. On March 2001 Mr. Nunemaker was appointed as Executive Vice President, Chief Operating Officer under the same terms of the November 21, 2000 employment agreement. Mr. Nunemaker is entitled to receive a target bonus of up to 85% of his base salary under the incentive compensation plan in effect from time to time. The bonuses are based upon company performance relative to predetermined performance targets established by the Compensation Committee at the beginning of each year. The agreement also provides for Mr. Nunemaker's participation in Willis Lease Finance's stock option plans on the same terms generally available to Willis Lease Finance's executive officers and in accordance with market practice. Any grant of stock options is subject to the discretion of the Compensation Committee. As of March 31, 2004, Mr. Nunemaker received, over a period of time, options to purchase an aggregate of 422,650 shares of Willis Lease Finance's common stock.

        Under the agreement, Willis Lease Finance may terminate Mr. Nunemaker's employment other than for "cause" (such as Mr. Nunemaker's gross misconduct, fraud, breach of the agreement, or conviction or plea to felony or gross misdemeanor) upon 6 months written notice or payment of an amount equal to 6 months base salary in lieu of notice, in addition to payment of any severance payment pursuant to the agreement.

        Should a change of control in the ownership of Willis Lease Finance occur, the agreement will be automatically extended for a period equal to the greater of (i) the remaining employment term and (ii) the 18 month period from the date of the change of control event. If Mr. Nunemaker's employment is terminated during such extension period, he will be entitled to additional severance payment.

        In the event that the severance and other benefits provided to Mr. Nunemaker constitute "parachute payments" subject to federal excise tax, then Mr. Nunemaker's benefits under the change of control provisions of the agreement shall be reduced in accordance with the mechanism set forth in the agreement.

        Willis Lease Finance and Mr. Nunemaker have entered into an indemnification agreement effective as of July 30, 1997.

        Monica J. Burke.    Effective June 21, 2002, Ms. Burke signed a two-year employment agreement with Willis Lease Finance. The agreement automatically renews for a period of one year, each year, unless either party gives the other written notice of nonrenewal at least six (6) months prior to the end of the last applicable employment year. Upon execution of the agreement, Ms. Burke's salary as Executive Vice President and Chief Financial Officer was $225,000 per year, subject to adjustment by Willis Lease Finance's Compensation Committee. Ms. Burke is entitled to receive a target bonus of up to 50% of her base salary under the incentive compensation plan in effect from time to time. The bonuses are based upon company performance relative to predetermined performance targets established by the Compensation Committee at the beginning of each year. The agreement also provides for Ms. Burke's participation in Willis Lease Finance's stock option plans on the same terms generally available to Willis Lease Finance's executive officers and in accordance with market practice. Any grant of stock options is subject to the discretion of the Compensation Committee. As of March 31, 2004, Ms. Burke received, as of the date of her employment, options to purchase an aggregate of 35,000 shares of Willis Lease Finance's common stock.

        Under the agreement, Willis Lease Finance may terminate Ms. Burke's employment other than for "cause" (such as Ms. Burke's gross misconduct, fraud, breach of the agreement, or conviction or plea to felony or gross misdemeanor) upon 6 months written notice or payment of an amount equal to 6 months base salary in lieu of notice, in addition to payment of any severance payment pursuant to the agreement.

        Should a change of control in the ownership of Willis Lease Finance occur, the agreement will be automatically extended for a period equal to the greater of (i) the remaining employment term or (ii) the 18 month period from the date of the change of control event. If Ms. Burke's employment is terminated during such extension period, she will be entitled to additional severance payment.

        In the event that the severance and other benefits provided to Ms. Burke's constitute "parachute payments" subject to federal excise tax, then Ms. Burke's benefits under the change of control provisions of the agreement shall be reduced in accordance with the mechanism set forth in the agreement.

        Willis Lease Finance and Ms. Burke have entered into an indemnification agreement effective as of July 15, 2002.

        Thomas C. Nord.    In accordance with the letter from Willis Lease Finance to Mr. Nord dated June 11, 2003 offering him employment in his current position (the "Offer Letter"), the Company agreed to pay him six months salary in the event of a change of control (as defined in the Offer Letter) during his first year of employment, which began July 7, 2003. His salary is $210,000.

        In connection with an acquisition of Willis Lease Finance by merger, asset sale or other change of control event, each outstanding option held by the Chief Executive Officer and the other executive officers under the 1996 Plan will automatically accelerate in full and all unvested shares of common stock held by such individuals subject to direct issuances made under such plans will immediately vest in full, except to the extent such options are to be assumed by, and Willis Lease Finance's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, upon an involuntary termination of the Chief Executive Officer or any of the other executive officers within twelve months following a merger or asset sale or other change in control of Willis Lease Finance, each outstanding option and all unvested shares of common stock held by such individual will automatically vest in full. Furthermore, with regard to future option grants and direct stock issuances, the "Plan Administrator" of the 1996 Plan has the authority to provide for accelerated vesting of any outstanding options awarded to the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of Willis Lease Finance or the subsequent termination of the officer's employment following the change in control event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as described below, during the 2003 fiscal year, there were no transactions between Willis Lease Finance and its Directors, executive officers or known holders of greater than five percent of Willis Lease Finance's common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a direct or indirect material interest nor was any Director, executive officer, any members of any Director's or executive officer's immediate families, or any entity or trust controlled by any such Director or executive officer indebted to Willis Lease Finance in an amount in excess of $60,000 at any time during the 2003 fiscal year.

        Effective September 13, 2002, the Company entered into an independent contractor's agreement with Director Hans Jörg Hunziker for one year to provide services including, but not limited to, helping the Company raise debt/equity in Europe, representing the Company at SR Technics, assisting in the identification and solicitation of potential strategic partners, and performing consulting services consisting of assisting in the sale, acquisition, or lease of aircraft and aircraft equipment. Director Hunziker resigned from the Board on July 1, 2003. He was succeeded by W. William Coon, Jr.

        In consideration of such services, Mr. Hunziker received a monthly retainer equivalent to one twelfth of $235,000, an allowance of $15,000 for automobile expenses and was eligible to receive a performance bonus not exceeding $117,500. No payments were made pursuant to the performance bonus. Director Hunziker was required to perform such services for 46 out of 52 weeks during the original term. This Agreement was terminated January 31, 2004

STOCK PERFORMANCE GRAPH

        The following performance graph shows the percentage change in cumulative total return to a holder of Willis Lease Finance's common stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the NASDAQ Stock Market-US Index and the NASDAQ Financial Index, during the period from September 18, 1997 through December 31, 2003 with measurement point of December 31, 1997.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG WILLIS LEASE FINANCE CORPORATION, THE NASDAQ STOCK
MARKET-US INDEX AND THE NASDAQ FINANCIAL INDEX

*$100 invested on 9/18/96 in stock or in index including reinvestment of dividends. Fiscal year ending December 31, 2003.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be considered at the 2005 Annual Meeting of Stockholders must, under Rule 14a-8 of the Securities Exchange Act of 1934, be received by Willis Lease Finance no later than December 28, 2004. The proposal must be mailed to Willis Lease Finance's executive offices, 2320 Marinship Way, Suite 300, Sausalito, California 94965, Attention: Corporate Secretary. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

        Alternatively, under Willis Lease Finance's Bylaws, a proposal or nomination that the stockholder does not seek to include in Willis Lease Finance's Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary of Willis Lease Finance for the 2005 Annual Meeting of Stockholders not less than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the 2005 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2004 Annual Meeting. For Willis Lease Finance's 2005 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no later than February 27, 2005. If the date of the 2005 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2004 Annual Meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2005 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of common stock of Willis Lease Finance.

OTHER MATTERS

        Management does not know of any matters to be presented at the 2004 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this Proxy Statement.

INCORPORATION BY REFERENCE

        The consolidated financial statements of Willis Lease Finance, Management's Discussion and Analysis of Financial Condition and Results of Operations, and the Report of Independent Auditors included in Willis Lease Finance's 2003 Annual Report on Form 10-K are incorporated herein by this reference. Copies of Willis Lease Finance's 2003 Annual Report on Form 10-K will be provided by first class mail or other equally prompt means to stockholders without charge, within one business day of receipt of a written or oral request to Monica J. Burke, Chief Financial Officer, Willis Lease Finance Corporation, 2320 Marinship Way, Suite 300, Sausalito, California 94965, (415) 331-5281 and is alternatively available on the Company's website at www.wlfc.com, under Investor Relations.

By Order of the Board of Directors,
Charles F. Willis, IV Chairman of the Board Date: May 1, 2004

Exhibit A

Willis Lease Finance Corporation Employee Stock Purchase Plan

WILLIS LEASE FINANCE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated Effective August 1, 2004

ARTICLE I—PURPOSE OF THE PLAN AND DEFINITIONS

1.1
This Employee Stock Purchase Plan is intended to promote the interests of Willis Lease Finance Corporation by providing eligible employees with the opportunity to purchase shares of the Corporation's common stock through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

1.2
Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE II—ADMINISTRATION OF THE PLAN

2.1.
The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

ARTICLE III—STOCK SUBJECT TO PLAN

3.1.
The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 175,000 shares.

3.2.
If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to: (i) the maximum number and class of securities issuable under the Plan; (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

ARTICLE IV—OFFERING PERIODS

4.1.
Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as: (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

4.2.
Each Offering Period shall be of such duration (not to exceed twenty-four months) as determined by the Plan Administrator. The next Offering Period shall commence on the first business day in August 2004, and subsequent Offering Periods shall commence as designated by the Plan Administrator.

4.3.
Each Offering Period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year.

4.4.
If the Fair Market Value per share of Common Stock on any Purchase Date within an Offering Period be less than the Fair Market Value per share of Common Stock on the start date of that

  Offering Period, then that Offering Period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date. A new Offering Period shall commence on the next business day following such Purchase Date. The new Offering Period shall have a duration of twenty four months, unless a shorter duration is established by the Plan Administrator within ten business days following the start date of that Offering Period.

ARTICLE V—ELIGIBILITY

5.1.
Each individual who is an Eligible Employee at the beginning of an Offering Period may enter that Offering Period at such time or at the beginning of a subsequent Purchase Interval within that Offering Period, provided he or she remains an Eligible Employee.

5.2.
Each individual who first becomes an Eligible Employee after the start date of an Offering Period may enter that Offering Period on the first day of any subsequent Purchase Interval within that Offering Period.

5.3.
The date an individual enters an Offering Period shall be designated his or her Entry Date for purposes of that Offering Period.

5.4.
To participate in the Plan for a particular Offering Period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

ARTICLE VI—PAYROLL DEDUCTIONS

6.1.
The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent of the Base Salary paid to the Participant during each Purchase Interval within that Offering Period, up to a maximum of ten percent. The deduction rate so authorized shall continue in effect throughout the Offering Period. The rate may be changed as provided below:

a.
The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Purchase Interval.

b.
The Participant may, prior to the commencement of any new Purchase Interval within an Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

6.2.
Payroll deductions shall begin on the first payday following the Participant's Entry Date and shall (unless sooner terminated or reduced by the Participant) continue through the payday ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant's account under the Plan, but no interest shall be paid on the balance from time to time in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

6.3.
Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

6.4.
The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

ARTICLE VII—PURCHASE RIGHTS

7.1.
A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Offering Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under
no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

7.2.
Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the termination of purchase right provisions of Section 7.6 below). The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock as provided below.

7.3.
The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the Offering Period shall not be less than eighty-five percent of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

7.4.
The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed five hundred shares, as adjusted pursuant to Section 3.2. of this Plan.

7.5.
Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are insufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

7.6.
The following provisions shall govern the termination of outstanding purchase rights:

a.
A Participant may, at any time prior to the next scheduled Purchase Date in the Offering Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall be immediately refunded to the Participant.

  b.
  The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms).

  c.
  If the Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, if the Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event shall any further payroll deductions be collected on the Participant's behalf during such leave. On the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant reduces such contributions or withdraws from the Plan prior to his or her return.

7.7.
Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The
Corporation shall use its best efforts to provide at least ten days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction and receive a refund of their accumulated payroll deductions.

7.8.
If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

7.9.
The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

7.10.
A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

ARTICLE VIII—ACCRUAL LIMITATIONS

8.1.
No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

8.2.
For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

a.
The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the Offering Period on which such right remains outstanding.

b.
No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

8.3.
If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

8.4.
If there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

ARTICLE IX—EFFECTIVE DATE AND TERM OF THE PLAN

9.1.
The Plan was initially adopted by the Board on June 20, 1996, amended and restated on August 1, 1998 and further amended and restated as of August 1, 2004, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements the Securities Act of 1933, all applicable listing requirements of the Nasdaq National Market or any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

9.2.
Unless sooner terminated by the Board, the Plan shall terminate on the earliest of (i) the last business day in July 2014, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

ARTICLE X—AMENDMENT OF THE PLAN

10.1.
The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval.

10.2.
In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments pursuant to Section 3.2.; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

ARTICLE XI—GENERAL PROVISIONS

11.1.
All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

11.2.
Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

11.3.
The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of August 1, 2004

Willis Lease Finance Corporation

APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Base Salary    shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more Offering Periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

        B.    Board    shall mean the Corporation's Board of Directors.

        C.    Code    shall mean the Internal Revenue Code of 1986, as amended.

        D.    Common Stock    shall mean the Corporation's common stock.

        E.    Corporate Affiliate    shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        F.    Corporate Transaction    shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

  (i)
  a merger or consolidation in which securities possessing more than fifty percent of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

  (ii)
  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

        G.    Corporation    shall mean Willis Lease Finance Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Willis Lease Finance Corporation which shall by appropriate action adopt the Plan.

        H.    Effective Time    shall mean the time at which the Board adopts the Plan in accordance with applicable law. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its Participants.

        I.    Eligible Employee    shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty hours of service per week for more than five months per calendar year for earnings considered wages under Code Section 3401(a).

        J.    Entry Date    shall mean the date an Eligible Employee first commences participation in the Offering Period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

        K.    Fair Market Value    per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

  (i)
  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the

    Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

  (ii)
  If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        L.    Participant    shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        M.    Participating Corporation    shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

        N.    Plan    shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document and as amended or restated from time to time.

        O.    Plan Administrator    shall mean the Compensation Committee of the Corporation's Board of Directors.

        P.    Purchase Date    shall mean the last business day of each Purchase Interval. The initial Purchase Date of this Amended and Restated Plan shall be the last business day of July 2004.

        Q.    Purchase Interval    shall mean each successive six month period within the Offering Period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

        R.    Offering Period    shall mean a twenty-four month period, unless the Plan Administrator shall establish a shorter term, consisting of successive Purchase Intervals. An Offering Period may be terminated early as provided in this Plan.

Exhibit B

WILLIS LEASE FINANCE CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

(Last Amended: June 13, 2000)

I.     PURPOSE

        The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Corporation's financial reporting process.

  •
  Recommend an independent auditor for the Corporation.

  •
  Review the audit efforts of the Corporation's independent accountants.

  •
  Provide an open avenue of communication between the independent accountants, senior management and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be directors free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Without limiting the foregoing, each member of the Audit Committee shall be an "independent director" as such term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s ("NASD") Rules. All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement and at least one member of the Committee shall have accounting or related financial management or executive oversight of financial management experience which meets the employment experience requirements contained in the NASD Rules. The members of the Committee shall be elected by the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

        The Committee shall meet as frequently as circumstances dictate but no less than four times per annum, either in person or telephonically. As part of its job to foster open communication, the Committee should meet with the independent accountants, the CFO and the members of management as deemed appropriate by the Committee or by individual members of management. The Committee will meet in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. The majority of the members of the Audit Committee shall constitute a quorum.

IV.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

        Documents/Reports Review

  1.
  Review, assess and update this Charter periodically, at least annually, as conditions dictate.

B-1

  2.
  Review the organization's annual audited financial statements and Form 10-K including any certification, report, opinion or review rendered by the independent accountants and discuss with management, including recommending whether or not the audited financial statements should be included in the Corporation's Form 10-K.

  3.
  Recommend to the Board of Directors the selection of the independent accountants, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee as representatives of the Corporation's stockholders, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accounts. On an annual basis, the Committee should review and discuss with the accountants the accountant's formal written statement to the Corporation delineating all relationships between the accountants and the Corporation, consistent with Independence Standards Board Standard 1, and the Audit Committee shall actively engage in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the outside accountant.

  4.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  5.
  The Audit Committee shall query management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  6.
  Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  7.
  Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

  8.
  Review the Company's Code of Ethical Conduct and management's process to enforce the Code.

  9.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate. (This page has been left blank intentionally.)

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WILLIS LEASE FINANCE CORPORATION
2003 Annual Meeting of Stockholders
May 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Charles F. Willis, IV, Donald A. Nunemaker and Monica J. Burke, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on March 31, 2004, at the 2004 Annual Meeting of Stockholders of the Company to be held on May 26, 2004 or at any adjournment thereof.

        The Board of Directors recommends a vote FOR THE NOMINEE listed in Proposal #1 on the other side, and FOR THE AMENDMENT AND RESTATEMENT OF THE ESPP listed in Proposal #2 on the other side. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEE FOR CLASS III OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR THE AMENDMENT AND RESTATEMENT OF THE ESPP, AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WILLIS LEASE FINANCE CORPORATION

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of one Class III Director		2.	Proposal to amend and restate the Employee Stock Purchase Plan to increase the number of shares of commonstock authorized for issuance under the terms of the Plan from 75,000 to 175,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEE
☐	FOR NOMINEE	( ) Charles F. Willis IV
☐	WITHHOLD AUTHORITY FOR NOMINEE		3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

WILLIS LEASE FINANCE CORPORATION PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION To Be Held on May 26, 2004
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD
PROPOSAL 1 ELECTION OF CLASS III DIRECTOR
PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Option Grants in 2003 Fiscal Year
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG WILLIS LEASE FINANCE CORPORATION, THE NASDAQ STOCK MARKET-US INDEX AND THE NASDAQ FINANCIAL INDEX
STOCKHOLDER PROPOSALS
OTHER MATTERS
INCORPORATION BY REFERENCE
Exhibit A Willis Lease Finance Corporation Employee Stock Purchase Plan
WILLIS LEASE FINANCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN As Amended and Restated Effective August 1, 2004
Schedule A Corporations Participating in Employee Stock Purchase Plan As of August 1, 2004
APPENDIX
WILLIS LEASE FINANCE CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (Last Amended: June 13, 2000)